EXHIBIT 99.1

Berenson Acquisition Corp. I Announces Cancellation of Special Meeting

NEW YORK, NY, January 31, 2023 — Berenson Acquisition Corp. I (the “Company”) (NYSE: BACA), announced today its decision to cancel its special meeting of stockholders that was scheduled for February 7, 2023 and to withdraw from consideration by the stockholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 21, 2022.

About Berenson Acquisition Corp. I

Berenson Acquisition Corp. I is a special purpose acquisition company (SPAC) focused on the software and technology-enabled services industry. The Company intends to effect a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses in the software or technology-enabled services sectors with a total enterprise value of in excess of $1 billion. For more information, visit http://www.berensonacquisitioncorp.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com/

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com